UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 17, 2019

CIPHERLOC CORPORATION

(Exact name of registrant as specified in its charter)

(Formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

512 772 4245

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 20, 2019, the Board of Directors of Cipherloc Corporation retained Semple, Marchal & Cooper, LLP as its registered independent public accounting firm for the fiscal year ending September 30, 2019 replacing Armanino LLP who resigned on May 17, 2019.

The Company has not, during its most recent fiscal year and any subsequent interim periods prior to engaging Semple, Marchal & Cooper, LLP, consulted with Semple, Marchal & Cooper, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by Semple, Marchal & Cooper, LLP which was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with Armanino LLP.

On May 17, 2019 Armanino, LLP resigned as the Issuers Independent Auditors effective immediately.

During the registrant‘s recent fiscal years and any subsequent interim period preceding such resignation there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant is not required to have an audit committee at this time. The Registrant believes it properly and timely notified the Securities and Exchange Commission of the Chief Financial Officer’s resignation. The Company submitted a copy of this Form 8-K to Semple, Marchal & Cooper, LLP and Armanino LLP prior to filing with the Commission

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

(d) Exhibits

Number	Description
Exhibit 17.5	Resignation of Certifying Accountant

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	CipherLoc Corporation

Date: May 21, 2019	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer)